EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements of Rayonier Inc.:

1)	Registration Statement (Form S-3 No. 333–203733),

2)	Registration Statement (Form S-4 Amendment No. 1 to No. 333–114858),

3)	Registration Statement (Form S-8 No. 333–129175) pertaining to the Rayonier 1994 Incentive Stock Plan,

4)	Registration Statement (Form S-8 No. 333–129176) pertaining to the 2004 Rayonier Incentive Stock and Management Bonus Plan, and

5)
Registration Statement (Form S-8 No. 333–152505) pertaining to the Rayonier Inc. Savings Plan for Non-Bargaining Unit Hourly Employees at Certain Locations and Rayonier Investment and Savings Plan for Salaried Employees.

of our reports dated February 29, 2016, with respect to the consolidated financial statements and schedule of Rayonier Inc. and subsidiaries and the effectiveness of internal control over financial reporting of Rayonier Inc. and subsidiaries, included in this Annual Report (Form 10-K) of Rayonier Inc. for the year ended December 31, 2015.

/s/ Ernst & Young LLP
Certified Public Accountants

Jacksonville, FL
February 29, 2016